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                                                                     EXHIBIT 3.2



                                     BYLAWS

                                       OF

                          PROMEDCO MANAGEMENT COMPANY

                                   ARTICLE 1

                                    OFFICES


       SECTION 1.1 Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

       SECTION 1.2 Places of Business. The corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

       SECTION 2.1 Place of Meeting. All meetings of stockholders for the election of directors shall be held at the principal business office of the corporation or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the caller of the meeting and stated in the notice of the meeting.

       SECTION 2.2 Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.

       SECTION 2.3 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Failure to comply with this Section shall not affect the validity of any action taken at such meeting.

       SECTION 2.4 Special Meetings. Special meetings of stockholders of the Corporation may be called only by (i) the Chairman, (ii) the President or (iii) the Board of Directors pursuant to a
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resolution approved by a majority of the entire Board of Directors.

       SECTION 2.5 Notice of Meeting. Written or printed notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days before the meeting. Such further or earlier notice shall be given as may be required by law. A stockholder's attendance at a meeting shall constitute a waiver of notice by such stockholder, unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or called or convened as herein required. In addition, a stockholder may waive notice of a meeting in writing signed by him as provided in Section 5.2 hereof.

       SECTION 2.6 Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice (other than a request for inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934) must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

       SECTION 2.7 Quorum. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as
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otherwise provided by statute or by the Certificate of Incorporation.
Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

       SECTION 2.8 Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the voting power of the stock having voting rights present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1); or, if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

       SECTION 2.9 Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, on his proxy, may represent the stock and vote thereon.

       SECTION 2.10 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.
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       SECTION 2.11  Fixing Record Date.  The Board of Directors may fix in
advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

       SECTION 2.12 Balloting. Upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any stockholder present or represented by proxy and entitled to vote at the election of Directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

       SECTION 2.13 Record of Stockholders. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

       SECTION 3.1 Powers. The business and affairs of the corporation shall be managed by the Corporation's board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

       SECTION 3.2 Number, Qualification and Term. The number of directors which shall constitute the whole Board Shall be fixed and determined from time to time by the Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III which expire in successive years. All classes shall be as nearly equal in number as possible. At each annual meeting of stockholders, Directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each Director shall hold office until the expiration of his or her term and until his-or her successor is elected and qualified or until his or her earlier death, resignation or removal. The number of directors may be decreased from time to time; however, no such decrease shall have the effect of shortening the term of any incumbent director. If the number of Directors is changed, any newly
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created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible.

       SECTION 3.3 Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the Stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

       SECTION 3.4  Vacancies, Additional Directors and Removal From Office.
If any vacancy occurs in any position on the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of such director, or otherwise, or if any new directorship is created, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may chose a successor to fill the newly created directorship; and a director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed for cause at any duly constituted special meeting of stockholders duly called and held for such purpose by the affirmative vote of seventy-five percent (75%) of the voting power of the issued and outstanding capital stock of the Corporation. This section may not be amended except upon the affirmative vote of stockholders
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holding at least (i) seventy-five percent (75%) of the voting power of the issued and outstanding capital stock of the Corporation.

       SECTION 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be designated from time to time as may be determined by the Board of Directors.

       SECTION 3.6 Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

       SECTION 3.7 Notice of Special Meetings. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened. Except as may be otherwise provided by law, the Certificate of Incorporation or these bylaws neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting.

       SECTION 3.8 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       SECTION 3.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

       SECTION 3.10 Telephonic Meetings. Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
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       SECTION 3.11  Compensation of Directors.  The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as Directors and as members of committees of the Board of Directors. The Board of Directors shall also have power in its discretion to provide for and to pay to Directors rendering services to the corporation not ordinarily rendered by Directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

       SECTION 3.12 Conflict of Interest. The Corporation shall not enter into any transaction in which a director has, directly or indirectly, a material financial interest potentially or actually in conflict with the interests of the Corporation without the prior approval of (a) a majority of the members of the Board of Directors who have no direct or indirect material financial interest in the transaction, based upon their finding that the transaction is on terms no less favorable to the Corporation than would be available to the Corporation in a transaction with an unrelated party, or (b) by the holders of a majority of such outstanding shares of the Corporation's common stock as are neither (i) held by or voted under the control of a director or officer with a direct or indirect financial interest in the transaction in question nor (ii) held by or voted under the control of any entity in which a director or officer has a material financial interest or is a general partner. For purposes of this Section 3.12, a director or officer has an indirect interest in a transaction if he is a director, officer, general partner or trustee of, or has a material financial interest in, an entity which is a party to the transaction.

                                   ARTICLE 4
                             COMMITTEE OF DIRECTORS

       SECTION 4.1 Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two (2) or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in no event shall any such committee have any power or authority in reference to (i) amending the Certificate of Incorporation, (ii) adopting an agreement of merger or consolidation, (iii) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (v) amending the bylaws of the corporation, or (vi) unless specifically so authorized by resolution passed by a majority of the whole Board of Directors, declaring a dividend or authorizing the issuance of stock. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees,
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any other member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

       SECTION 4.2 Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required except that the minutes of the Executive Committee shall be reported to the Board of Directors on a regular basis.

       SECTION 4.3 Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                   ARTICLE 5
                                     NOTICE

       SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegram, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

       SECTION 5.2 Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE 6
                                    OFFICERS

       SECTION 6.1  Officers.   The corporation shall have a President and a
Secretary and such other officers and assistant officers as the board may deem desirable to conduct the affairs of the corporation. In the event there is a Chairman of the Board, that person shall ipso facto be President of the corporation until and unless a person is elected President. Any two or more offices may be held by the same person. No officer need be a Stockholder or a Director.
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       SECTION 6.2  Powers and Duties of Officers.  The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the Board of Directors.

       SECTION 6.3 Removal and Resignation. Any officer appointed by the Board of Directors may be removed by the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the corporation will be served thereby. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at a later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 6.4 Term and Vacancies. The officers of the corporation shall hold office until their successors are elected or appointed, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

       SECTION 6.5 Compensation. The salaries of all officers of the corporation shall be fixed by the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the Board of Directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he or she is also a Director of the corporation.

                                   ARTICLE 7
                         CONTRACTS, CHECKS AND DEPOSITS

       SECTION 7.1 Contracts. The Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

       SECTION 7.2 Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

       SECTION 7.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE 8
                             CERTIFICATES OF STOCK

       SECTION 8.1 Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form or forms as comply with the requirements
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of law and the Certificate of Incorporation and as the Board of Directors shall approve. The certificates shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. Such certificates shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary.
If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. In the event any officer or officers who have signed or whose facsimile signature or signatures have been placed upon such certificate shall have ceased to be such officer or officers before such certificate is issued, it may be adopted and issued by the Corporation with the same effect as if he or they had not ceased to be such officer or officers as of the date of its issuance, and issuance and delivery thereof by the corporation shall constitute adoption thereof by the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or Series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.
All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

       SECTION 8.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

       SECTION 8.3 Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

       SECTION 8.4 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

       SECTION 8.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all stock certificates to bear the signature of a transfer agent or registrar or both.

                                   ARTICLE 9
                                   DIVIDENDS

       SECTION 9.1 Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

       SECTION 9.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 10
                                 MISCELLANEOUS

       SECTION 10.1 Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

       SECTION 10.2 Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the Chief Executive Office of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

       SECTION 10.3 Endorsement of Stock Certificates. Subject to the specific directions of the Board, any share or shares of stock issued by any other corporation and owned by the corporation (including reacquired shares of the corporation) may, for sale or transfer, be endorsed in the name of the corporation by the President or any Vice-President, and attested or witnessed by the Secretary or any Assistant Secretary either with or without affixing the corporation seal.

       SECTION 10.4 Voting of Shares Owned By the Corporation. Unless otherwise ordered by the Board of Directors, the President, the Secretary or the Treasurer, or any of them, shall have full power and authority on behalf of the corporation to attend, to vote and to grant proxies to be used at any meeting of stockholders of such other corporation in which the corporation may hold stock. The Board of Directors may confer like powers upon. any other person or persons.

       SECTION 10.5 Fiscal Year; Accounting Election. The fiscal year of and the method of accounting for the corporation shall be as the Board of Directors shall at any time determine.

       SECTION 10.6  Indemnification of Officers, Directors and Agents.

       (a) Third Party Actions. The Corporation shall indemnify any person who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by such person while acting in any such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b) Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) Absolute Right. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprises at the request of the Corporation, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suit or proceeding referred to in clause (a) of this Section 10.6 or any threatened or actual action or suit referred to in clause (b) of this Section 10.6, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d) Determination of Conduct. Any indemnification under clause (a) or (b) of this Section 10.6 (unless ordered by a court), shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

       (e) Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 10.6.

       (f) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 10.6.

       (g) Definition. For purposes of this Section 10.6, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including nay constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 10.6, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. In addition, "the Corporation" shall also include all subsidiary corporations owned by the Corporation.

       (h) Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

       Section 10.7 Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

       Section 10.8 Headings. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

                                   ARTICLE 11
                                   AMENDMENT

       Except as otherwise provided herein, these Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of 75% of the voting power of the issued and outstanding capital stock voting as a single class.